UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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NATIONAL CITY CORPORATION

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November 12, 2008

To:	Senior Officers
From:	Corporate Communications
Re:	PNC and National City Integration Overview
The combination of PNC and National City will form one of the top five banks in the country. The integration must result in an organization that reflects this scale and positions us for future growth. Accordingly, the organizational structure will be built with this in mind and will be different from that in place for each company today.
It is our shared responsibility to ensure a smooth and seamless integration, recognizing that the process will be both long and complex. With that in mind, PNC and National City have created an Integration Leadership Team and are committed to following the Guiding Principles and Rules of Engagement described below.
Integration Leadership Team
Jim Rohr, PNC’s chairman and chief executive officer, has established an Integration Leadership Team that includes executives from both PNC and National City. The Integration Leadership Team is responsible for overall management of the integration and will provide regular updates to the executive management teams of both PNC and National City.
•	Tom Whitford (PNC) will be the integration manager.

•	Tim Shack (PNC), Jon Gorney (National City), and Shelley Seifert (National City) join Tom on the Integration Leadership Team.

•	Doug Wicker (PNC) and Margaret Richardson (National City) have been selected as senior project managers representing both institutions.

Guiding Principles
The Guiding Principles for M&A Integrations have been developed to provide a framework that will assist PNC and National City to plan and execute the integration.
•	The combined banks will operate as PNC Bank.

•	The combined entity will emphasize PNC’s commitment to key constituencies: our shareholders, customers, employees and communities.
•	The conversion and integration process will be anchored in the PNC brand promise — ease, confidence and achievement.

•	Communication will be clear, regular and honest and will occur in a timely and appropriate manner.

•	Integration activities will keep the customers at the heart of the process, while attaining the cost and revenue synergies outlined in due diligence on the estimated timeline.

•	Strong governance oversight will reflect the size of the transaction and support our objective of a moderate risk profile.

•	Respect, integrity, accountability and teamwork are values shared by both organizations and are critical to the successful execution of the integration.

•	The goal of building a talented, diverse, engaged and geographically dispersed team will help drive decisions that affect employees at both organizations.
•	Our goal is to close the transaction by year-end. Until closing, all integration activities will be developed in a manner that recognizes that PNC and National City are two independent entities.

•	PNC’s products, services, procedures and core systems will be implemented in accordance with the business integration strategies. National City’s products, services, procedures and systems that either enhance or fill out the combined companies’ capabilities will be included in the business integration strategies.

•	When special exceptions are made to grandfather products or to meet legal requirements, a plan will be developed to move the affected accounts to standard products within a defined time frame.

•	Integration will follow the PNC processes and be augmented with best practices from National City. PNC’s project methodology and governance will be used during the integration process.

•	During the integration we will seek to minimize customer impact and will demonstrate sensitivity toward the customer, with pricing consideration given to customer retention, market consistency and financial impact.
Rules Of Engagement
•	An Integration Oversight Team has been formed with senior managers from each of the key business and staff units of both companies. These individuals will serve as central contacts for each organization.

Business/Staff	PNC	National City
Retail	John Rogers	Ted Grambo
Wealth Management	John Rogers/Bryan Garlock	Bob Healey
Marketing	Mark Hendrix	Tom Wennerberg
Corporate & Inst. Bank	Stephanie Novosel	Lakhbir Lamba
Credit	Ric DeVore	Rob Rowe
Technology	Anuj Dhanda	Joe McCartin
Operations	Doug Arnold	Jim Sapitro
Realty Services	Gary Saulson	Alex Sciulli
Exit Portfolio	Ric DeVore	Jim LeKachman
Finance	Nancy Pollino	Brenda O’Reilly
Human Resources	Mike Kilroy	Sharon Brunecz
Communications	Donna Peterman	Kristen Baird Adams
Legal	Drew Pfirrman	Dave Zoeller
Regulatory	Jack Wixted	Jim Gulick
Risk Management	John Ericksen	Dale Roskom
Internal Controls	Mike Little	Jim Gulick
Project Management	Doug Wicker	Margaret Richardson
Conversion Management	Don Smith	Ervin Brabham
•	Project Teams will be identified for each key area/issue (e.g., products, conversion, facilities, business model, etc.). Each project team will have a team leader and be responsible for developing plans and recommendations for their respective areas. Additional employees from both PNC and National City will be selected to support the Project Teams.

•	The Project Team leaders will provide regular written updates and make periodic presentations at Integration Oversight meetings.

•	The Leadership Team will meet weekly with the Oversight Team to review status on integration activities and discuss significant integration issues.

•	Given the importance of and the risk associated with the exchange of information, Doug Wicker (PNC), Margaret Richardson (National City) and the Oversight Team will work with the Project Teams to manage data requests between the two companies.

•	It is important that any significant issues that require immediate action be brought directly to the Integration Manager or to a member of the Integration Leadership Team.

•	Decisions about the organizational structure, specific departments and individual employees will be critical to the success of the integration. These decisions are very sensitive and must be made to ensure we have the best talent both during and after the integration, optimize employee engagement and minimize our risks. All activities that deal with the employees of the other company must have formal approval from the Integration Manager or a member of the Integration Leadership Team.

•	Anti-Trust Guidelines Concerning Contacts Between PNC and National City Pending Consummation of the Merger: PNC and National City remain two independent financial organizations until the date of the legal close. We must exercise prudence when dealing with the directors, officers and employees of both PNC and National City. Employees of both companies must not act in any of the following ways:
•	Exercise or attempt to exercise a controlling influence over the management or policies of either company.

•	Attempt to influence the dividend policies or practices of either company.

•	To the extent any banking relationships are entered into, they should be in the ordinary course of business and must be on terms and conditions comparable to those in transactions with unrelated third parties — i.e., market rates, terms and conditions.

•	Sensitive information (e.g., customer lists) should only be shared with those on the integration team and be used for integration purposes only. All data and report requests must follow the appropriate Rules of Engagement guidelines. Individuals should not provide reports to anyone without following the approved process.

•	More detailed requirements and examples of specific activities will be distributed by legal counsel in the near future.
This communication is the property of National City. It is for internal use only and is intended only for the addressee. Any unauthorized use, including external distribution, is strictly prohibited. If you are not the intended recipient, please notify the sender, delete the message, and note that any distribution or copying of this message is prohibited.
Additional Information and Where to Find It
The proposed Merger will be submitted to National City’s and PNC’s shareholders for their consideration. PNC has filed a Registration Statement on Form S-4 with the SEC, which includes a preliminary joint proxy statement/prospectus. The S-4 has not yet become effective. The parties will file other relevant documents concerning the proposed Merger with the SEC. Following the S-4 being declared effective by the SEC, National City and PNC will mail the definitive joint proxy statement/prospectus to their respective shareholders. Shareholders and other investors are urged to read the definitive joint proxy statement/prospectus when it becomes available, as well as any other relevant documents concerning the proposed Merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You may obtain a free copy of these documents, as well as other filings containing information about National City and PNC, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.nationalcity.com/investorrelations and www.pnc.com/secfilings. Copies of these documents and the SEC filings that will be incorporated by reference in the definitive joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to Jill Hennessey, National City Corporation, Senior Vice President, Investor Relations, Department 2229, P.O. Box 5756, Cleveland, OH 44101-0756, (800) 622-4204; or to PNC Financial Services Group, Inc, Shareholder Relations at (800) 843-2206 or via e-mail at investor.relations@pnc.com.
National City and PNC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of National City in connection with the proposed Merger. Information about the directors and executive officers of National City is set forth in the proxy statement for National City’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 7, 2008. Information about the directors and executive officers of PNC is set forth in the proxy statement for PNC’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.